UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2020

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1135 Makawao Avenue, Suite 103-188 Makawao, Hawaii 96768
(Address of principal executive offices)

(800) 379-0226
(Company's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement
On December 23, 2020, the Company entered into a Board Advisory Agreement in which Mr. A. Carl Mudd agreed to serve as the Chairman of the Board of Directors of the Company (the “Board”) and as Ombudsman for the Company pursuant to both Rule 53 of the Federal Rules of Civil Procedure, and to the Order and Judgment in the settlement of a lawsuit entitled In re Eco Science Solutions, Inc. Shareholder Derivative Litigation Lead Civil No. 1:17-cv-00530-LEW-WRP (D. Haw.)
Section 3 – Securities and Trading Markets
Item 3.02 – Unregistered Sales of Equity Securities
As consideration for serving as Ombudsman and Chairman of the Board, Mr. Mudd will receive two million five hundred thousand (2,500,000) restricted shares of the Company’s common stock.  The shares will be issued under Regulation D of the Securities Act of 1933, as amended (“Securities Act”). The shares are not registered and are categorized as “restricted securities” under the Securities Act inasmuch as such shares are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 promulgated under the Securities Act.
Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 23, 2020, the Company approved the appointment of Mr. A. Carl Mudd to serve as Chairman of the Board and Ombudsman of the Company.  As consideration for his service, in addition to receiving two million five hundred thousand (2,500,000) restricted shares of the Company’s common stock, he will receive an advisory fee of Ten Thousand Dollars ($10,000) per month, commencing December 24, 2020. Half of the monthly advisory fee ($5,000) must be paid to Mr. Mudd, while the other half of the advisory fee may be accrued on a monthly basis until the Company has closed a bona fide third-party debt and/or equity financing of at least eight hundred thousand dollars ($800,000).

Among his key responsibilities as Chairman of the Board, Mr. Mudd will chair meetings of the Company’s Board, shareholders and executive sessions of the Board, coordinate the activities of the directors of the Board, serve as a formal liaison between the Company's senior management and the directors of the Board, coordinate the activities of the Board's operating committees and assist management in maintaining effective communication with the Company's shareholders.

The term of this Agreement shall be four (4) years or as set forth in the Stipulation of Order. This Agreement may be terminated by either party upon thirty (30) days notice for material breach. If the caveat emptor symbol affixed to the Company is not removed by the OTC Marketplace by February 28, 2021, that shall constitute a material breach under this Section. In addition, this Agreement shall terminate in the event of the resignation of Advisor from the Board.

Mr. A. Carl Mudd

Mr. Mudd has extensive management experience, especially in the financial area, and has spent over 18 years consulting with and mentoring CEOs and board of directors of major companies on global strategy, business processes and international operations. In addition, he has 27 years of experience in international companies holding the key executive positions of chief financial officer, chief operating officer, and president. Mr. Mudd currently, and has previously, served as a member of the board of directors and chairman of the audit committee of other China- and U.S.-based NASDAQ and AMEX listed companies and as an advisory director to several large privately held companies. He also served as a Statutory Director and Chairman of the Nominating & Corporate Governance Committee of the National Association of Corporate Directors-North Texas Chapter and as Director in Residence with the Institute for Excellence in Corporate Governance-School of Management, University of Texas at Dallas. He is a Certified Public Accountant, holds a business degree from St. Edward's University in Austin, Texas and a Certification of Director Education from The National Association of Corporate Directors Institute.

Section 8 – Other Events

Item 8.01 Other Events

On December 28, 2020, the Company published a press release announcing Mr. Mudd’s acceptance to serve as Chairman of the Board and Ombudsman for the Company.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits
Item No.	Description

10.1	Board Advisory Agreement

99.1	December 28, 2020 Press Release regarding Mr. Mudd’s agreement to serve as Chairman of the Board and Ombudsman

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Eco Science Solutions, Inc.

Date: December 29, 2020	By:	/s/Jeffery Taylor
Jeffery Taylor
Chief Executive Officer

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